EXHIBIT 99.1

MAX RE CAPITAL LTD’S EXECUTIVES
TO SPEAK AT KEEFE, BRUYETTE & WOODS 2006 INSURANCE CONFERENCE

Hamilton, Bermuda, August 16, 2006. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that Robert J. Cooney, Chairman, President and Chief Executive Officer, and Keith S. Hynes, EVP and Chief Financial Officer, will speak at Keefe, Bruyette and Woods’ 2006 Insurance Conference being held at the Sheraton Hotel, 811 7th Avenue, New York, New York on September 6, 2006.

The presentation by Mr. Cooney and Mr. Hynes will take place at 8:10 am and may be accessed on the Company’s website; www.maxre.bm.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of the Company’s Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to conclude that a restatement of the Company’s audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 was warranted, may differ, perhaps materially. For further information regarding cautionary statements and factors affecting future results, please refer to documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & Chief Financial Officer

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm